UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2016

ENGILITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35487	45-3854852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 Centerview Drive Chantilly, Virginia	20151
(Address of principal executive offices)	(Zip Code)
(703) 708-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.
On January 21, 2016, Engility Holdings, Inc. (the “Company”) issued a press release issuing its fiscal year 2016 earnings guidance and updating its previously issued earnings guidance for fiscal year 2015, a copy of which is furnished as Exhibit 99.1 hereto.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company is announcing on today’s investor call that Kirk G. Dye is stepping down from his position as Senior Vice President, Human Capital Strategies, to assume the position of Senior Vice President and Account Executive for the Company’s Federal Civilian Account, effective as of January 21, 2016. The Company has initiated a search for Mr. Dye’s successor.

Item 7.01    Regulation FD Disclosure.
At 8:00 a.m. (Eastern Standard Time) on January 21, 2016, the Company will hold a conference call with investors to discuss fiscal year 2016 and 2015 earnings guidance. Electronic presentation slides will be available during the conference call, copies of which are furnished as Exhibit 99.2 hereto. The electronic presentation slides are also available on the Company’s website under “Investor Relations - Investor Presentations” at www.engilitycorp.com.
As provided in General Instruction B.2 of Form 8-K, the information contained in Item 2.02 and Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release issued by Engility Holdings, Inc. on January 21, 2016
99.2	Slides presented during Engility Holdings, Inc. 2016 fiscal year guidance call on January 21, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.

January 21, 2016	By:	/s/ Thomas O. Miiller
Date	Name:	Thomas O. Miiller
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Engility Holdings, Inc. on January 21, 2016
99.2	Slides presented during Engility Holdings, Inc. 2016 fiscal year guidance call on January 21, 2016